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Exhibit 24.1 - Consent of Independent Auditors



The Stockholders
Frisby Technologies, Inc.:

         We consent to the reference to our firm under the headings "Experts" and "Change in Independent Auditors" and to the use of our report dated February 27, 1998, in Amendment No. 1 to the Registration Statement (Form SB-2 No. 333-45121) and related Prospectus of Frisby Technologies, Inc. dated March 9, 1998.

                                              /s/ ERNST & YOUNG LLP

Melville, New York
March 9, 1998